UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-52986	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 10, 2010, Alan Haughie, age 46, has become the Senior Vice President and Chief Financial Officer of Federal-Mogul Corporation (the “Company”). Mr. Haughie has served as vice president, controller and chief accounting officer of the Company since 2005. Previously, he served as director, corporate finance since 2000, and prior to that, worked as controller in the Company’s aftermarket business located in Manchester, United Kingdom, from 1999 to 2000. Prior to joining the Company in 1994, Haughie worked for Ernst & Young in the U.K. in various audit roles.

There are no family relationships between Mr. Haughie and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company. Other than as a result of Mr. Haughie’s employment with the Company, the Company has had no transactions since the beginning of the last fiscal year, and has no transactions proposed, in which Mr. Haughie, or any member of his immediate family, has a direct or indirect material interest.

In connection with Mr. Haughie’s appointment, effective June 10, 2010, his base salary is $400,000 per year, his Management Incentive Plan (MIP) target incentive award is 70% of his base annual salary and his MIP Uplift target incentive award is 150% of his base annual salary.

Section 8 – Other Events

Item 8.01	Other Events.

On June 15, 2010, the Company issued a press release announcing the acquisition of Daros Group. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release issued by Federal-Mogul Corporation dated June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: June15, 2010		/s/ Robert L. Katz
	By:	Robert L. Katz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Federal-Mogul Corporation dated June 15, 2010.

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